UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2008, Prosperity Bancshares, Inc. (the “Company”) and Prosperity Bank, a Texas banking association and wholly owned subsidiary of the Company (the “Bank”), upon recommendation of the Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Bank, respectively, entered into amended and restated employment agreements (each an “Amended Agreement” and collectively, the “Amended Agreements”) with each of David Zalman, the Company’s Chairman and Chief Executive Officer, David Hollaway, the Company’s Chief Financial Officer, James D. Rollins III, the Company’s President and Chief Operating Officer, and H.E. Timanus, Jr., the Company’s Vice Chairman.

The agreements were amended in part to provide for a lump sum payment equal to three times an officer’s base salary upon a Change in Control (as defined in each Amended Agreement) and to ensure compliance with the deferred compensation rules of the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1983, as amended, and the final implementing regulations (“Section 409A”), to the extent applicable.

More specifically, Mr. Zalman’s and Mr. Timanus’ existing agreements were amended to (i) add the Company as a party to the agreement and include information regarding the executive’s position and responsibilities with the Company, (ii) update the executive’s position and responsibilities with the Company and the Bank, (iii) add a provision that entitles the executive to a lump sum payment upon a Change in Control equal to three times the executive’s based salary in effect as of the time of such Change in Control whether or not there has been a termination of employment, (iv) add a provision that entitles the executive to terminate the agreement for Good Reason (as defined in their respective Amended Agreement) whether prior to or after a Change in Control, (v) modify the definition of “Change in Control” in accordance with Section 409A and (v) implement certain other changes to the executive’s existing agreement that are required to be made to ensure continuing compliance with Section 409A, to the extent applicable.

Mr. Hollaway’s and Mr. Rollins’ existing agreements were amended to (i) update the executive’s position and responsibilities with the Company and the Bank, (ii) add a provision that entitles the executive to a lump sum payment upon a Change in Control equal to three times the executive’s base salary in effect as of the time of such Change in Control whether or not there has been a termination of employment, (iii) modify the definition of “Change in Control” in accordance with Section 409A and (iv) implement certain other changes to the executive’s existing agreement that are required to be made to ensure continuing compliance with Section 409A, to the extent applicable.

This summary of the material terms of the Amended Agreements is qualified in its entirety by reference to each Amended Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning the material terms of the Amended Agreements and executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Second Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and David Zalman.

10.2	Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and David Hollaway.

10.3	Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and James D. Rollins III.

10.4	Second Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and H.E. Timanus, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: January 7, 2009	By:	/s/ Peter Fisher
Peter Fisher
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Second Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and David Zalman.

10.2	Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and David Hollaway.

10.3	Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and James D. Rollins III.

10.4	Second Amended and Restated Employment Agreement effective January 1, 2009 by and among Prosperity Bancshares, Inc., Prosperity Bank and H.E. Timanus, Jr.